Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2019 Second Quarter Earnings Release, Conference Call and Webcast

HOUSTON, July 10, 2019 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the second quarter ended June 30, 2019, on Thursday, July 25, 2019, before market open.  Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 9 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com.  Click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:

Domestic: 1-888-317-6003

International: 1-412-317-6061

Conference ID:4859924

A telephonic replay will be available following the call through August 1, 2019 by dialing:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay ID:10133445

About Group 1 Automotive, Inc.

Group 1 owns and operates 180 automotive dealerships, 233 franchises, and 47 collision centers in the United States, the United Kingdom and Brazil that offer 30 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior V.P. Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

Group 1 Automotive, Inc.

713-627-2223 | cwoods@piercom.com